UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Reference is made to the Company’s registration statement on Form S-3, as amended (File no. 333-179956), which became effective May 2, 2012 pursuant to which the Company registered the sale of up to $1,000,000,000 of equity securities. On September 11, 2012, the Company and Cedar Realty Trust Partnership, L.P. entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters in connection with an underwritten public offering by the Company of 4,200,000 shares of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”). A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

On September 11, 2012, Stroock & Stroock & Lavan LLP rendered their opinions as to the validity of the Series B Preferred Stock and a tax opinion, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, which opinions are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated September 11, 2012, by and among Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters

5.1	Opinion of Stroock & Stroock & Lavan LLP with respect to validity of the Series B Preferred Stock

8.1	Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated September 11, 2012, by and among Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters

5.1	Opinion of Stroock & Stroock & Lavan LLP with respect to validity of the Series B Preferred Stock

8.1	Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters

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